AMENDMENT AGREEMENT


     Amendment Agreement made as of December 18, 1998, by and among Pharmos Corporation, a Nevada corporation (the "Company"), and Dominion Capital Fund, Ltd. (referred to as the "Investor").

     Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Private Equity Line of Credit Agreement dated as of December 10, 1998 by and among the Company, and the Investor (the "Equity Line Agreement").

                                   Witnesseth:

     Whereas, the Company, and the Investor wish to amend the Equity Line Agreement.

     Now, therefore, in consideration of the mutual covenants, conditions and promises contained herein, the parties agrees as follows:

1. Section 11.7 of the Equity Line Agreement is hereby deleted and replaced by the following:

     "Section 11.7 Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay: (i) upon the earlier to occur of (A) December 31, 1998, or (B) upon the first closing for Initial Put Shares (such amount to be paid prior to all other fees, and to be paid out of escrow at the Closing of such Put), $15,000 to The Goldstein Law Group PC; (ii) on the first Closing Date for Put Shares to (A) Jesup & Lamont Securities Corporation, (I) 0.75% of the Commitment Amount, (II) 1.75% of the aggregate Investment Amount for such Put, and (III) $10,000, and (B) to Caldwell Capital Corp., (I) 0.75% of the Commitment Amount, (II) 1.75% of the aggregate Investment Amount for such Put, and (III) $10,000; and (iii) on each subsequent Closing Date for Put Shares 1.75% of the aggregate Investment Amount of such Put to Jesup & Lamont Securities Corporation, and 1.75% of the aggregate Investment Amount of such Put to Caldwell Capital Corp."

2. Except for the provisions of this Amendment Agreement, all of the terms, conditions, and covenants of the Equity Line Agreement (including all Exhibits annexed thereto) shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


PHARMOS CORPORATION


By       /s/ Robert W. Cook
         ---------------------------------
         Robert W. Cook
         Vice President - Finance and
            Chief Financial Officer



                                DOMINION CAPITAL FUND, LTD.


                                By   /s/ Inter Caribbean Services (Bahamas)
                                     --------------------------------------
                                     Inter Caribbean Services (Bahamas) Ltd.
                                     Director